Exhibit (h)(2)

DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”) is made as of February 18, 2020, between CIM Real Assets & Credit Fund, a Delaware statutory trust (the “Company”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Company is a closed-end management investment company that is operated as an interval fund and registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Company wishes to employ the services of ALPS in connection with the promotion and distribution of the shares of the Company (the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

1.	ALPS Appointment and Duties.

(a)
The Company hereby appoints ALPS to provide the distribution services set forth in this Agreement on Appendix A, as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointment, agrees to furnish such specified services and to be named in the Company’s registration statement and prospectus as its “Distributor.” ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(b)
ALPS may employ or associate itself with a person or persons or organizations as ALPS believes to be desirable in the performance of its duties hereunder; provided that, in such event, the compensation of such person or persons or organizations shall be paid by and be the sole responsibility of ALPS, and the Company shall bear no cost or obligation with respect thereto; and provided further that ALPS shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such person or persons or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

2.	ALPS Compensation; Expenses.

(a)
ALPS shall not be entitled to compensation for services provided by ALPS under this Agreement. ALPS may receive compensation or reimbursement of expenses from the Company’s investment adviser related to its services hereunder or for additional services as may be agreed upon by ALPS and the Company’s investment adviser.

(b)
ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of Company personnel. Other Company expenses incurred shall be borne by the Company or the Company’s investment adviser, including, but not limited to, initial organization and offering expenses; the blue sky registration and qualification of Shares for sale in the various states in which the officers of the Company shall determine it advisable to qualify such Shares for sale; litigation expenses; taxes; costs of preferred shares; expenses of conducting repurchase offers for the purpose of repurchasing Company shares; administration, transfer agency, and custodial expenses; interest; Company or trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Company and investment advisory related legal expenses; costs of maintenance of Company existence; printing and delivery of materials in connection with meetings of the Company’s trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents and supplements, proxy materials, repurchase offer notifications and other communications to shareholders; securities pricing data and expenses in connection with electronic filings with the U.S. Securities and Exchange Commission (the “SEC”). To the extent applicable, the Company is responsible for all out-of-pocket expenses incurred by ALPS in connection with travel expenses to Board meetings.

3.
Documents. The Company has furnished or will furnish, upon request, ALPS with copies of the Company’s Agreement and Declaration of Trust, advisory and sub-advisory agreements, custodian agreement, transfer agency agreement, administration agreement, current prospectus, statement of additional information, periodic Company reports, and all forms relating to any plan, program or service offered by the Company. The Company shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Company shall furnish promptly to ALPS any additional documents necessary or advisable to perform its functions hereunder, including, but not limited to, each repurchase offer notification filed by the Company with the SEC. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Company with the SEC and any amendments and supplements thereto that are filed with the SEC.

4.    Sales of Shares.

(a)
The Company grants to ALPS the right to sell the Shares as agent on behalf of the Company, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act, and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. ALPS shall have the right to sell, as agent on behalf of the Company, the Shares covered by the registration statement, prospectus and statement of additional information for the Company then in effect under the 1933 Act and 1940 Act.

(b)	The rights granted to ALPS shall be exclusive, except that the Company reserves the right to sell Shares directly to investors on applications received and accepted by the Company.

(c)
Except as otherwise noted in the Company’s current prospectus and/or statement of additional information, all Shares sold to investors by ALPS or the Company will be sold at the public offering price. The public offering price for all accepted subscriptions will be determined in the manner described in the Company’s current prospectus, as may be amended or supplemented from time to time.

(d)
Repurchases of Shares of the Company will be made at the net asset value per Share in accordance with the Company’s applicable repurchase offer, then current prospectus and Rule 23c-3 under the 1940 Act. If a fee in connection with any repurchase offer is in effect, such fee will be paid to the Company. The net asset value of the Shares will be calculated by the Company or by another entity on behalf of the Company. ALPS has no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated or the Company’s compliance with any periodic repurchase offer in accordance with Rule 23c-3 under the 1940 Act and/or related policies adopted by the Company.

(e)
The Company reserves the right to suspend sales and ALPS’ authority to process orders for Shares on behalf of the Company if, in the judgment of the Company, it is in the best interests of the Company to do so. Suspension will continue for such period as may be determined by the Company. The Company agrees to promptly notify ALPS in the event that the Company determines not to issue a repurchase offer in accordance with the specified schedule set forth in the Company’s then current prospectus.

(f)
In consideration of these rights granted to ALPS, ALPS agrees to use its best efforts to distribute the Shares and will provide services to the Company in connection with the advertising and promotion of the Company as set forth in Appendix A hereto. ALPS shall review and file Fund advertising materials with the SEC and/or FINRA to the extent required by the 1934 Act and the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. This shall not prevent ALPS from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. ALPS will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

(g)
ALPS is not authorized by the Company to give any information or to make any representations other than those contained in the registration statement or prospectus and statement of additional information, or contained in shareholder reports, repurchase offer notifications or other material that may be prepared by or on behalf of the Company for ALPS’ use. Consistent with the foregoing, ALPS may prepare and distribute sales literature or other material as it may deem appropriate in consultation and with the consent of the Company, provided such sales literature complies with applicable laws and regulations.

(h)
The Company agrees that it will take all action necessary to register the Shares under the 1933 Act and the 1940 Act. The Company shall make available to ALPS, at ALPS’ expense, such number of copies of its prospectus, statement of additional information, and periodic reports as ALPS may reasonably request. The Company shall furnish to ALPS copies of all information, financial statements, repurchase offer notifications and other papers, which ALPS may reasonably request for use in connection with the distribution of Shares of the Company.

(i)
The Company agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in the states in which it has determined to sell the Shares. The Company must notify ALPS in writing of the states in which the Shares may be sold and must notify ALPS in writing of any changes to the information contained in the previous notification.

(j)
The Company shall not use the name of ALPS, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Company in any manner without the prior written consent of ALPS (which shall not be unreasonably withheld); provided, however, that ALPS hereby approves all lawful uses of the names of ALPS and its affiliates in the prospectus and statement of additional information of the Company and in all other materials which merely refer in accurate terms to its appointment hereunder or which are required by the SEC, FINRA, OCC or any state securities authority.

(k)
Neither ALPS nor any of its affiliates shall use the name of the Company in any publicly disseminated materials, including sales literature, in any manner without the prior written consent of the Company (which shall not be unreasonably withheld); provided, however, that the Company hereby approves all lawful uses of its name in any required regulatory filings of ALPS which merely refer in accurate terms to the appointment of ALPS hereunder, or which are required by the SEC, FINRA, OCC or any state securities authority.

(l)	ALPS will promptly transmit any orders received by it for purchase, redemption, or exchange of the Shares to the Company’s transfer agent.

(m)
ALPS shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Company in order to enable the Shares to be traded through FundSERV. ALPS will not be responsible for any operational matters associated with the settlement of Company transactions through FundSERV or Networking.

(n)
The Company agrees to issue Shares of the Company and to request The Depository Trust Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the prospectus in such amounts as ALPS has requested through the transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Company of the requisite deposit securities and cash component (together with any fees) and acceptance of such order, upon the terms described in the registration statement.

(o)
At the request of the Company, ALPS enters into agreements with financial intermediaries (each an “Intermediary Agreement”) in connection with the sale of Company shares. ALPS will not be obligated to make payments to any such financial intermediaries unless ALPS has received an authorized payment from such applicable Company, if subject to a distribution plan or other such plan approved by the Company’s board of trustees, and/or the applicable Company’s investment adviser.

5.    Insurance. ALPS agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities relating to the Fund.

6.	Right to Receive Advice.

(a)
Advice of the Company and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice, or instructions from the Company or, as applicable, the Company’s investment adviser, custodian, or other service providers.

(b)
Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may request advice from counsel of its own choosing (who may be counsel for the Company, the Company’s investment adviser, or ALPS, at the option of ALPS).

(c)
Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Company or any service provider and the advice ALPS receives from counsel, ALPS may in its sole discretion rely upon and follow the advice of counsel. ALPS will provide the Company with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Company. Upon request, ALPS will provide the Company with a copy of such advice of counsel.

7.	Standard of Care; Limitation of Liability; Indemnification.

(a)	ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)	Notwithstanding anything in this Agreement to the contrary ALPS and each of its affiliates, members, shareholders, directors, officers, partners, employees, agents,

successors or assigns (“ALPS Associates”) shall not be liable to the Fund for any action or inaction of any ALPS Associate except to the extent of direct Losses finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of ALPS in the performance of ALPS’ duties, obligations, representations, warranties or indemnities under this Agreement or an Intermediary Agreement. Under no circumstances shall ALPS Associates be liable for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value.

(c)
The Fund shall indemnify, defend and hold harmless ALPS Associates from and against Losses (including legal fees and costs to enforce this provision) that ALPS Associates suffer, incur, or pay as a result of any third-party claim or claim among the parties arising out of the subject matter of or otherwise in any way related to this Agreement or an Intermediary Agreement (“Claims”), including but not limited to:

(i)
all actions taken by ALPS or ALPS Associates that are necessary to provide the services under this Agreement and/or an Intermediary Agreement, or in reliance upon any instructions, information, or requests, whether oral, written or electronic, received from the Fund or its officers; or

(ii)
any Claims that the registration statement, prospectus, statement of additional information, shareholder report, sales literature and advertisements approved for use by the Fund and/or the Fund’s investment adviser or other information filed or made public by the Fund (as from time to time amended) include an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the prospectus and statement of additional information, in light of the circumstances under which they were made) not misleading under the 1933 Act, the 1940 Act, or any other statute, regulation, self-regulatory organization rule or applicable common law.

(d)
Any expenses (including legal fees and costs) incurred by ALPS Associates in defending or responding to any Claims (or in enforcing this provision) shall be paid by the Fund on a quarterly basis prior to the final disposition of such matter upon receipt by the Fund of an undertaking by ALPS to repay such amount if it shall be determined that an ALPS Associate is not entitled to be indemnified. Notwithstanding the foregoing, nothing contained in this Section 7 or elsewhere in this Agreement shall constitute a waiver by the Fund of any of its legal rights available under U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

8.	Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive, and ALPS shall be free to render similar services to others. The Company
_________________________
1As used in this Agreement, the term “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

recognizes that from time to time directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into distribution agreements or other agreements with such other corporations and businesses.

9.
Accounts and Records. The accounts and records maintained by ALPS shall be the property of the Company. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the Company, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Company. The Company shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of the Company, copies of any such books and records shall be provided by ALPS to the Company at the Company’s expense. ALPS shall assist the Company, the Company’s independent auditors, or, upon approval of the Company, any regulatory body, in any requested review of the Company’s accounts and records, and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. ALPS or its undersigned as defined by Rule 17a-4 of the 1934 Act, shall have access to all electronic communications, including password access to the system storing the electronic communications, of registered representatives of ALPS that are associated with the Company and are required to be maintained under Rule 17a-4 of the 1934 Act and FINRA Rules 3110 and 3010.

10.
Confidential and Proprietary Information. ALPS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Company and its current and former shareholders and other information germane thereto, as confidential and as proprietary information of the Company and not to use, sell, transfer, or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the Company, which approval shall not be unreasonably withheld. Approval may not be withheld where ALPS may be exposed to civil, regulatory, or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities (a “Regulatory Disclosure Request”), or when requested by the Company; provided, however, in the event that ALPS asserts that approval must be given due to a Regulatory Disclosure Request, it shall have first sought advice of counsel as to whether and to what extent the requested material is required to be disclosed and the Company shall only be required to approve disclosure of such materials pursuant to the foregoing as counsel has advised ALPS are required to be disclosed. When requested to divulge such information by duly constituted authorities, ALPS shall use reasonable commercial efforts to request confidential treatment of such information. ALPS shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of records and information relating to the Company and its current and former shareholders.

11.
Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Company hereunder shall cause the Company to comply) with all applicable requirements of the 1940 Act and other applicable laws, rules, regulations, orders and code of ethics, as well as all investment restrictions, policies and procedures adopted by the Company of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in the Company’s public filings or otherwise provided to ALPS). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Company. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Company a certification to such effect no less than annually or as otherwise reasonably requested by the Company. ALPS shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by the Company.

12.	Representations and Warranties of ALPS. ALPS represents and warrants to the Company that:

(a)	It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)	It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)
ALPS has conducted a review of its supervisory controls system and has made available to the Company the most current report of such review and any updates thereto. Every time ALPS conducts a review of its supervisory control system it will make available to the Company for inspection a report of such review and any updates thereto. ALPS shall immediately notify the Company of any changes in how it conducts its business that would materially change the results of its most recent review of its supervisory controls system and any other changes to ALPS’ business that would affect the business of the Company or the Company’s investment adviser.

(f)	It is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

13.	Representations and Warranties of the Company. The Company represents and warrants to ALPS that:

(a)
It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware and is registered with the SEC as a closed-end management investment company that is operated as an interval Company.

(b)	It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-laws to enter into and perform this Agreement.

(c)	The Board of Trustees of the Company has duly authorized it to enter into and perform this Agreement.

(d)
The registration statement and each Fund’s prospectus and statement of additional information: (i) have been prepared, and all sales literature and advertisements approved by the Fund and/or the Fund's investment adviser or other materials prepared by or on behalf of the Fund for ALPS' use (“Sales Materials”) shall be prepared, in all material respects, in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC (the “Rules and Regulations”) and (ii) contain, and all Sales Materials shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations.

All statements of fact contained therein, or to be contained in all Sales Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the registration statement, any Fund's prospectus or statement of additional information, nor any Sales Materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund’s prospectus and statement of additional information in light of the circumstances in which made, not misleading. The Fund shall, from time to time, file such amendment or amendments to the registration statement and each Fund’s prospectus and statement of additional information as, in the light of future developments, shall, in the opinion of the Fund's counsel, be necessary in order to have the registration statement and each Fund's prospectus and statement of additional information at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of each Fund's prospectus or statement of additional information in light of the circumstances in which made, not misleading. The Fund shall not file any amendment to the registration statement or a Fund's prospectus or statement of additional information without providing ALPS reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Fund's right to file at any time such amendments to the registration statement or a Fund's prospectus or statement of additional information as the Fund may deem advisable. Notwithstanding the foregoing, the Fund shall not be deemed to make any representation or warranty as to any information or statement provided by ALPS for inclusion in the registration statement or any Fund's prospectus or statement of additional information.

(e)
Notwithstanding anything in this Agreement to the contrary, the Company agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of ALPS hereunder, other than with respect to such modifications as may be required by applicable law or regulation, without the prior written approval of ALPS, which approval shall not be unreasonably withheld or delayed

14.
Consultation Between the Parties. ALPS and the Company shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Company shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act and any repurchase offer notification; provided, however, that nothing contained in this Agreement shall in any way limit the Company’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

15.
Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. ALPS confirms that, as soon as possible, following the request from the Company, ALPS will supply the Company with copies of ALPS’ anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Company may reasonably request from time to time. ALPS will provide, to the Company, any Financial Crimes Enforcement Network (FinCEN) request received pursuant to USA Patriot Act Section 314(a), which the Company may then provide to its transfer agent.

16.
Business Interruption Plan. ALPS shall maintain in effect a business interruption plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Company, take commercially reasonable steps to minimize service interruptions.

17.    Duration and Termination of this Agreement.

(a)
Initial Term. This Agreement shall become effective as of the later of the date first written above or the commencement of operations of the Company (the “Start Date”) and shall continue thereafter throughout the period that ends two (2) years after the Start Date (the “Initial Term”).

(b)
Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Company’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant portfolio of the Company, provided that in either event the continuance is also approved by the majority of the Trustees of the Company who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of the Company who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)
This Agreement is terminable on sixty (60) days’ written notice by the Company’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant portfolio of the Company, or by ALPS.

(d)
Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Company or as otherwise directed by the Company (at the expense of the Company) all records and other documents made or accumulated in the performance of its duties for the Company hereunder.

18.
Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Company without the prior written consent of ALPS, such consent not to be unreasonably withheld by ALPS.

19.
Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York and the 1940 Act and the rules thereunder. To the extent that the laws of the State of New York conflict with the 1940 Act or such rules, the latter shall control.

20.
Names. The obligations of the Company entered into in the name or on behalf thereof by any trustee, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, representatives or agents of the Company personally, but bind only the property of the Company, and all persons dealing with the Company must look solely to the property of the Company for the enforcement of any claims against the Company.

21.	Amendments to this Agreement. This Agreement may only be amended by the parties in writing.

22.
Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:

ALPS Distributors, Inc.
1290 Broadway, Suite 1100
Denver, Colorado 80203
Attn: Steven B. Price, SVP & Director of Distribution Services
Fax: (303) 623-7850
Email: steve.price@alpsinc.com

To the Company:

CIM Real Assets & Credit Fund
4700 Wilshire Boulevard
Los Angeles, California 90010
Attn: David Thompson
Email: dthompson@cimgroup.com

23.	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

24.
Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instructions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CIM REAL ASSETS & CREDIT FUND

By:    /s/ Nathan D. DeBacker
Name: Nathan D. DeBacker
Title:    Chief Financial Officer & Treasurer

ALPS DISTRIBUTORS, INC.

By:    /s/ Steven B. Price
Name: Steven B. Price
Title:    SVP & Director of Distribution Services

APPENDIX A

SERVICES

•	Act as legal underwriter/distributor

•	Client access through online registered rep portal

•	Coordinate Continuing Education requirements

•	Administer & maintain required filings/licenses with FINRA

•
Provide investment company advertising and sales literature review, approval and record maintenance; Online submission, review/approval, & real-time status updates through web portals or other similar electronic mechanisms hosted or maintained by ALPS or its agents (“Web Portals”)

•	File required materials with FINRA

•	Provide advertising regulatory and disclosure guidance

•	Prepare, update, execute & maintain financial intermediary agreements

•	Online access provided through Web Portals

•	Support financial intermediary relations

•	Consult and support client’s distribution model & strategy

•	Fulfill key account intermediary initial and ongoing information and due diligence requests